Exhibit 21

Name of Company	Jurisdiction of Incorporation or Organization
Beam Global Spirits & Wine LLC	Delaware

John de Kuyper & Son, Inc.	Delaware

Bourbon Warehouse Receipts, Inc.	Delaware

Jim Beam Brands Co.	Delaware

Beam Finance (Luxembourg) S.a r.l.	Luxembourg

Beam Global Finance UK Limited	England

Beam Holdings (Luxembourg) S.a r.l.	Luxembourg

Canadian Club Canada Inc.	Canada

Alberta Distillers Limited	Alberta, Canada

Beam Canada Inc.	Canada

ADL Finance 2 ULC	Alberta, Canada

Jim Beam Brands Canada, LP	New Brunswick, Canada

Beam Irish Holdings LLC	Delaware

Beam Ireland Finance LLC	Delaware

Cooley’s Holdings General Partnership	Delaware

Beam Global Spirits Ireland Limited	Ireland

Cooley Distillery plc	Ireland

Bourbon Warehouse Netherlands B.V.	Netherlands

Beam Netherlands B.V.	Netherlands

Cruzan Viril Ltd.	US Virgin Islands

Beam Global Australia Pty Ltd.	Australia

Maxxium Cyprus Ltd.	Cyprus

Denview Ltd.	Russia

Beam Global (NZ) Limited	New Zealand

Beam Global Asia Pte. Ltd.	Singapore

Jim Beam Brands Netherlands B.V.	Netherlands

Maxxium Worldwide B.V.	Netherlands

Beam Europe S.á.r.l.	Luxembourg

Beam Management GmbH	Germany

Beam Deutschland Holdings GmbH	Germany

Beam Deutschland GmbH	Germany

Beam Inc UK Holdings Limited	England

Beam Inc UK Limited	England

Maxxium UK Ltd.	Scotland

Maxxium Travel Retail Limited	Scotland

Beam Spain, S.L.	Spain

Beam Corporate Spain S.L.	Spain

Beam Global Holdings de Mexico, S de RL de CV	Mexico

Beam Global Spirits de Mexico, S de RL de CV	Mexico

Promocion y Fomento de Agave S. de R.L. de C.V.	Mexico

Tequila Sauza, S de RL de CV	Mexico

Servicios Corporativos Sauza S.A. de C.V.	Mexico

CR&F, Unipessoal Lda	Portugal

Maxxium Espana SL	Spain

Fulham Acquisition LLC	Delaware

Beam Spirits and Wines Mauritius	Mauritius

Beam Global Spirits & Wine (India) Private Limited	India

Beam Holdings France SAS	France

Courvoisier S.A.S	France

Distillerie Charentaise Jubert S.A.S.	France

SICA des Baronnnies de Jarnac S.A.C.V.	France

REVICO S.N.C.	France

L. de Salgnac & Cie S.A.S	France

Maker’s Mark Distillery, Inc.	Kentucky